                                                                    EXHIBIT 99.1

[HEALTHCARE SERVICES
  GROUP, INC. LOGO]

                         HEALTHCARE SERVICES GROUP, INC.

               REPORTS RESULTS FOR THE THREE AND SIX MONTHS ENDED
          JUNE 30, 2006 AND DECLARES SECOND QUARTER 2006 CASH DIVIDEND

o SECOND QUARTER NET INCOME UP 35% ON 6% INCREASE IN REVENUES OVER 2005 SECOND QUARTER

o SIX MONTH PERIOD NET INCOME UP 36% ON 5% INCREASE IN REVENUES OVER 2005 SIX MONTH PERIOD

o THIRTEENTH CONSECUTIVE QUARTERLY CASH DIVIDEND RAISED 9% OVER PRIOR QUARTER'S PAYMENT AND 50% INCREASE OVER SAME 2005 PERIOD PAYMENT

Bensalem, PA - July 18, 2006, Healthcare Services Group, Inc. (NASDAQ-HCSG) reported that revenues for the three months ended June 30, 2006 increased 6% to $122,840,000 compared to $116,048,000 for the same 2005 period. Net income increased over 35% for the three months ended June 30, 2006 to $6,203,000 or $.23 per basic and $.22 per diluted common share, compared to the 2005 second quarter net income of $4,584,000 or $.17 per basic and $.16 per diluted common share.

         Revenues for the six months ended June 30, 2006 increased 5% to $241,758,000 compared to $230,743,000 for the same 2005 period. Net income for the six months ended June 30, 2006 increased by 36% to $11,994,000 or $.44 per basic and $.42 per diluted common share compared to the 2005 six month period net income of $8,847,000 or $.33 per basic and $.31 per diluted common share.

         Our Board of Directors has declared a regular quarterly cash dividend of $.12 per common share, payable on August 11, 2006 to shareholders of record at the close of business July 28, 2006. This represents a 9% increase over the dividend declared for the 2006 first quarter and a 50% increase over the 2005 same period payment. It is the thirteenth consecutive regular quarterly dividend payment, as well as the twelfth consecutive increase since our initiation of regular quarterly cash dividend payments in 2003.


                 Corporate Office: 3220 Tillman Drive o Glenview Corporate Center o Suite 300 o Bensalem, PA 19020
                          (215) 639-4274 o (800) 523-2248 o Fax: (215) 639-2152 o http://www.hcsgcorp.com

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[HS LOGO]


Earnings Release                                                   July 18, 2006
Page 2

FORWARD LOOKING STATEMENTS/RISK FACTORS

This report includes forward-looking statements that are subject to risks and uncertainties that could cause actual results or objectives to differ materially from those projected. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 19% of 2006 six month period revenues ( the client has completed its previously announced merger on March 14, 2006); our claims' experience related to workers' compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, including state and local regulations pertaining to the taxability of our services; and risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2005 in Part I thereof under "Government Regulation of Clients", "Competition" and "Service Agreements/Collections" and "Risk Factors". Many of our clients' revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which have been and continue to be adversely affected by the change in Medicare payments under the 1997 enactment of Medicare Prospective Payment System. That change, and the lack of substantive reimbursement funding rate reform legislation, as well as other trends in the long-term care industry have resulted in certain of our clients filing for bankruptcy protection. Others may follow. Any decisions by the government to discontinue or adversely modify legislation related to reimbursement funding rates will have a material adverse affect on our clients. These factors, in addition to delays in payments from clients, have resulted in and could continue to result in significant

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[HS LOGO]


Earnings Release                                                   July 18, 2006
Page 3

additional bad debts in the near future. Additionally, our operating results would also be adversely affected if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing our services could not be passed on to clients.

         In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.

         Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and food services to long-term care and related facilities.


Company Contacts:
Daniel P. McCartney                        Thomas Cook
Chairman and Chief Executive Officer       President and Chief Operating Officer
215-639-4274                               215-639-4274


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[HS LOGO]


                         HEALTHCARE SERVICES GROUP, INC
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                      June 30,     December 31,
                                                        2006          2005
                                                   ------------   ------------
Cash and cash equivalents                          $ 92,318,000   $ 91,005,000
Accounts receivable, net                             64,626,000     59,197,000
Other current assets                                 16,403,000     15,414,000
                                                   ------------   ------------
  Total current assets                              173,347,000    165,616,000

Property and equipment, net                           4,709,000      4,744,000
Notes receivable-long term, net                       5,442,000      4,555,000
Deferred compensation funding                         6,239,000      5,626,000
Other assets                                          8,432,000      7,889,000
                                                   ------------   ------------
Total Assets                                       $198,169,000   $188,430,000
                                                   ============   ============

Accrued insurance claims-current                   $  4,661,000    $ 4,405,000
Other current liabilities                            17,938,000     18,676,000
                                                   ------------   ------------
  Total current liabilities                          22,599,000     23,081,000

Accrued insurance claims-long term                   10,876,000     10,277,000
Deferred compensation liability                       7,866,000      6,909,000
Stockholders' equity                                156,828,000    148,163,000
                                                   ------------   ------------

Total Liabilities and Stockholders' Equity         $198,169,000   $188,430,000
                                                   ============   ============

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[HS LOGO]


                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                   For the Three Months Ended
                                                             June 30,
                                                       2006          2005
                                                   ------------  ------------
Revenues                                           $122,840,000  $116,048,000
Operating costs and expenses:
   Cost of services provided                        105,843,000   101,385,000
   Selling, general and administrative                8,123,000     8,109,000
Other income:
   Investment and interest income                       973,000       839,000
                                                   ------------  ------------
Income before income taxes                            9,847,000     7,393,000
Income taxes                                          3,644,000     2,809,000
                                                   ------------  ------------
Net income                                         $  6,203,000  $  4,584,000
                                                   ============  ============
Basic earnings per common share                    $        .23  $        .17
                                                   ============  ============

Diluted earnings per common share                  $        .22  $        .16
                                                   ============  ============

Cash dividends per common share                    $        .11  $        .07
                                                   ============  ============
Basic weighted average number of
     common shares outstanding                       27,414,000    26,878,000
                                                   ============  ============

Diluted weighted average number of
     common shares outstanding                       28,691,000    28,404,000
                                                   ============  ============

[HS LOGO]


                         HEALTHCARE SERVICES GROUP, INC
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                     For the Six Months Ended
                                                             June 30,
                                                         2006          2005
                                                    ------------  ------------
Revenues                                            $241,758,000  $230,743,000
Operating costs and expenses:
   Cost of services provided                         208,025,000  201,155,000
   Selling, general and administrative                17,014,000   16,538,000
Other income:
   Investment and interest income                      2,320,000    1,219,000
                                                    ------------  ------------
Income before income taxes                            19,039,000   14,269,000
Income taxes                                           7,045,000    5,422,000
                                                    ------------  ------------
Net income                                          $ 11,994,000  $ 8,847,000
                                                    ============  ===========

Basic earnings per common share                     $        .44  $       .33
                                                    ============  ===========

Diluted earnings per common share                   $        .42  $       .31
                                                    ============  ===========

Cash dividends per common share                     $        .21  $       .13
                                                    ============  ===========
Basic weighted average number of
     common shares outstanding                        27,367,000   26,750,000
                                                    ============  ===========
Diluted weighted average number of
     common shares outstanding                        28,656,000   28,221,000
                                                    ============  ===========